UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2026

DOORDASH, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-39759	46-2852392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 2nd Street, South Tower, 8th Floor San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 487-3970

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock ($0.00001 par value)	DASH	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On October 28, 2026, DoorDash, Inc., a Nevada corporation (“DoorDash” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Maplebear Inc., a Delaware corporation (“Instacart”), and Ibiza Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of DoorDash (“Merger Sub”), pursuant to which, among other things, subject to its terms, Merger Sub will merge with and into Instacart, with Instacart continuing as the surviving corporation as a wholly owned subsidiary of DoorDash (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of Instacart (the “Instacart Common Stock”) issued and outstanding (other than Excluded Shares and Appraisal Shares (as defined in the Merger Agreement)) will be converted into the right to receive, at the election of the holder thereof and subject to proration as described below, (i) $65.00 in cash, without interest (the “Cash Consideration”), (ii) 0.3372 shares (the “Stock Exchange Ratio”) of Class A Common Stock, par value $0.00001 per share, of the Company (“Company Class A Common Stock”) (the “Stock Consideration”), subject to the Company’s ability to elect to issue the Alternative Stock Consideration (as defined below) and the Merger Agreement’s treatment of fractional shares, or (iii) a combination of $48.75 in cash, without interest, plus 0.0843 shares (the “Mixed Exchange Ratio”) of Company Class A Common Stock, subject to the Company’s ability to elect to issue the Alternative Stock Consideration and the Merger Agreement’s treatment of fractional shares (the “Mixed Consideration” and, together with the Cash Consideration and the Stock Consideration, the “Merger Consideration”). Shares of the Instacart Common Stock for which no valid election is made will be converted into the right to receive the Cash Consideration. The total number of shares of Instacart Common Stock to be converted into the right to receive the Stock Consideration may not exceed the Maximum Stock Share Number (as defined in the Merger Agreement), which represents 25% of the aggregate consideration to be issued by the Company in the Merger, and if the total number of shares of Instacart Common Stock for which elections to receive the Stock Consideration (“Stock Election Shares”) have been made by the applicable deadline exceeds the Maximum Stock Share Number, such elections will be prorated, with the remaining Stock Election Shares converted into the right to receive the Cash Consideration. Prior to the earlier of (i) March 31, 2027 and (ii) three months prior to the closing of the Merger (the “Closing”), the Company may elect to issue shares of Class C common stock, par value $0.00001 per share, of the Company (“Company Class C Common Stock” and together with the Company Class A Common Stock, the “Company Shares”) in lieu of the shares of Company Class A Common Stock otherwise issuable as Stock Consideration and the stock portion of the Mixed Consideration (the “Alternative Stock Consideration”), subject to (i) the satisfaction of certain specified conditions set forth in the Merger Agreement, which require, among others, the Company to (a) establish a market for the Company Class C Common Stock at least three months prior to the Closing by having the Company Class C Common Stock approved for listing on the Nasdaq Stock Market and issuing a dividend of at least 0.5 shares of Company Class C Common Stock on each outstanding share of Company Class A Common Stock and Company Class B Common Stock to the Company’s stockholders and (b) adjust the applicable Stock Exchange Ratio or Mixed Exchange Ratio pursuant to the terms set forth on Exhibit C to the Merger Agreement if the Company Class C Common Stock is trading at a discount to the Company Class A Common Stock prior to the Effective Time and (ii) delivery of an irrevocable written notice to Instacart of such election. In the event that DoorDash’s board of directors determines, in good faith, after consulting its advisors, that effecting the issuance of the Company Class C Common Stock in a different manner than prescribed in the Merger Agreement is in the best interests of DoorDash and its stockholders, then DoorDash may propose such changes to Instacart in a reasonable amount of time in advance of Instacart’s special meeting of stockholders to seek Stockholder Approval (as defined below), and Instacart (and Instacart’s board of directors) will consider such changes in good faith and, if agreed in Instacart’s sole discretion, the parties will amend the Merger Agreement to reflect such agreement. Holders of Instacart Common Stock will receive cash in lieu of fractional Company Shares.

Consummation of the Merger is subject to certain customary closing conditions, including, among others, the adoption of the Merger Agreement by Instacart’s stockholders (the “Stockholder Approval”), the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of any applicable mandatory waiting period, or the receipt of any applicable clearance or affirmative approval, under the Competition Act (Canada) and the Israeli Economic Competition Law-1988, the absence of any judgment issued or law enacted by any Governmental Entity (as defined in the Merger Agreement) of competent jurisdiction preventing or prohibiting consummation of the Merger, the Company Shares to be issued in the Merger being approved for listing on the Nasdaq Stock Market and the registration statement registering such shares becoming effective. Each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party, compliance in all material respects by the other party with its obligations under the Merger Agreement, and the absence of a material adverse effect with respect to the other party.

The Merger Agreement contains certain termination provisions for DoorDash and Instacart, including the right of either party to terminate the Merger Agreement if (i) the Effective Time has not occurred on or before  the date that is 12 months after the date of the Merger Agreement (as such date may be extended, the “Outside Date”), subject to up to four automatic extensions of three months each if, on the then-scheduled Outside Date, the antitrust related conditions have not been satisfied but all other conditions have been satisfied or waived, (ii) any legal restraint permanently preventing or prohibiting consummation of the Merger becomes final and non-appealable or (iii) the Stockholder Approval is not obtained at Instacart’s stockholder meeting. Additionally, the Company has the right to terminate the Merger Agreement if prior to obtaining the Stockholder Approval, an Adverse Recommendation Change (as defined in the Merger Agreement) has occurred. Further, prior to obtaining the Stockholder Approval, Instacart has the right to terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement). Each party may terminate the Merger Agreement upon an uncured breach by the other party that would cause the failure of certain closing conditions.

Instacart will be required to pay DoorDash a termination fee of $650,000,000 in cash in connection with a termination of the Merger Agreement under specified circumstances, including (i) termination by Instacart to enter into a definitive agreement with respect to a Superior Proposal, (ii) termination by DoorDash due to an Adverse Recommendation Change, or termination by Instacart because the Stockholder Approval was not obtained when DoorDash would be permitted to terminate the Merger Agreement due to an Adverse Recommendation Change, and (iii) (1) termination by either party after the Outside Date or failure to receive the Stockholder Approval or by DoorDash for a breach by Instacart, (2) prior to the date of such termination (or prior to Instacart’s stockholder meeting in the case of termination pursuant to failure to receive the Stockholder Approval) a bona fide Takeover Proposal (as defined in the Merger Agreement) has been publicly proposed or announced by a third party, or has otherwise become publicly known, and (3) within 12 months of such termination, the transactions contemplated by such Takeover Proposal are consummated or a definitive agreement with respect to such Takeover Proposal is entered into. If the Merger Agreement is terminated because the Stockholder Approval is not obtained, Instacart will be required to reimburse DoorDash’s expenses up to $25,000,000, which amount will be credited against any termination fee subsequently payable. DoorDash will be required to pay Instacart a termination fee of $1,250,000,000 in cash if the Merger Agreement is terminated (i) because the Merger has not been consummated by the Outside Date at a time when the antitrust related conditions have not been satisfied but all other conditions to DoorDash’s obligations to close have been satisfied or waived or (ii) due to a final, non-appealable legal restraint relating to antitrust laws.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference in its entirety.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between DoorDash and Instacart instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive consummation of the Merger and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding DoorDash, Instacart, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding DoorDash, Instacart, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of Instacart and will constitute a prospectus of DoorDash, as well as in the Forms 10-K, Forms 10-Q and other filings that each of DoorDash and Instacart makes with the SEC.

Voting Agreements

Concurrently with the execution of the Merger Agreement, certain Instacart stockholders (the “Stockholders”) entered into voting agreements (the “Voting Agreements”) with DoorDash, pursuant to which, among other things, and subject to the terms of the Voting Agreements, each such Stockholder agreed to vote all shares of Instacart Common Stock owned by such Stockholder, which in the aggregate represent approximately 19% of the voting power of the outstanding Instacart Common Stock, (i) in favor of the adoption of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement, including the Merger, and (ii) against any Takeover Proposal or any action or agreement that is in opposition to the Merger. The Voting Agreements terminate upon certain events, including the termination of the Merger Agreement in accordance with its terms.

The foregoing summary of the Voting Agreements is not complete and is qualified in its entirety by reference to the full text of the form of Voting Agreement, which is attached as Exhibit 10.1 to this Current Report and is incorporated by reference in its entirety. The form of Voting Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about DoorDash or the Stockholders. Moreover, the representations and warranties in the Voting Agreements were used for the purposes of allocating risk between DoorDash and the Stockholders rather than establishing matters of fact. Accordingly, the representations and warranties in the Voting Agreements should not be relied on as characterization of the actual state of facts about DoorDash or any of the Stockholders.

Item 7.01	Regulation FD Disclosure.

On October 29, 2026, the Company and Instacart issued a joint press release announcing the execution of the Merger Agreement described above. A copy of the press release is hereby furnished as Exhibit 99.1 to this Current Report.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Debt Commitment Letter

On October 28, 2026, in connection with the entry into the Merger Agreement, DoorDash entered into a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), pursuant to which JPMorgan committed to provide a 364-day senior unsecured bridge term loan facility (the “Bridge Facility”) in an aggregate principal amount of up to $13.0 billion, subject to the satisfaction or waiver of customary conditions, including the execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms set forth in the Commitment Letter. DoorDash will pay customary fees and expenses in connection with obtaining, and under, the Bridge Facility. The proceeds of the Bridge Facility are permitted to be used to finance all or a portion of the cash consideration payable by DoorDash under the Merger Agreement and to pay fees, costs and expenses related to the Merger and the other transactions contemplated by the Commitment Letter. DoorDash currently expects to replace the Bridge Facility prior to the Closing with a combination of cash on hand and permanent financing, which may include the issuance of senior debt securities and/or the borrowing of senior term loans and/or revolving loans. The consummation of the Merger is not subject to any financing condition.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
The following documents are filed herewith as exhibits to this Current Report:

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated October 28, 2026, by and among DoorDash, Inc., Maplebear Inc., and Ibiza Merger Sub, Inc.
10.1*	Form of Voting Agreement.
99.1	Joint Press Release, dated October 29, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or the future financial or operating performance of DoorDash or Instacart. In some cases, you can identify forward-looking statements because they contain words such as “may,” “aim,” “will,” “should,” “expect,” “plan,” “try,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “toward,” or “continue” or the negative of these words or other similar terms or expressions that concern DoorDash’s or Instacart’s expectations, strategies, plans, or intentions. Forward-looking statements in this Current Report include, but are not limited to, statements regarding the proposed acquisition of Instacart by DoorDash pursuant to the Agreement and Plan of Merger among DoorDash, Ibiza Merger Sub, Inc., a wholly owned subsidiary of DoorDash, and Instacart (the “Merger Agreement” and such transaction, the “Proposed Transaction”); the expected financing of the Proposed Transaction; the expected timing and likelihood of completion of the Proposed Transaction on the terms contemplated or at all; the expected benefits, synergies, and strategic value of the Proposed Transaction, including the future financial and operating performance of the combined company; DoorDash’s plans and expectations regarding the integration of Instacart; and the plans, objectives, expectations, and intentions of DoorDash and Instacart with respect to the Proposed Transaction, the period of pendency of the Proposed Transaction and the combined company. These expectations and beliefs may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay a termination fee or reimburse expenses; the ability to obtain, or delays in obtaining, governmental and regulatory approvals required for the Proposed Transaction, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any required clearance or approval under the Competition Act (Canada) or under the Israeli Economic Competition Law-1988, and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Proposed Transaction; the ability to obtain the requisite approval of Instacart stockholders; the satisfaction or waiver of the other conditions to the closing of the Proposed Transaction; delays in completing the Proposed Transaction, or the failure to complete the Proposed Transaction at all; the ability to obtain adequate financing or financings on satisfactory terms and the effect of any indebtedness incurred in connection with the Proposed Transaction on the combined company’s credit ratings; the ability to successfully integrate Instacart’s business and to realize the anticipated cost savings, synergies, and other benefits of the Proposed Transaction within the expected timeframe or at all; the effect of any announcement relating to the Proposed Transaction on the market price of DoorDash’s or Instacart’s common stock; fluctuations in the market price of DoorDash common stock and the possibility that Instacart stockholders may receive a form of consideration different from what they elect as a result of proration; the nature, cost, and outcome of any litigation related to the Proposed Transaction; the risk that the Proposed Transaction disrupts current plans and operations or diverts management’s attention from ongoing business operations and opportunities; adverse reactions or changes to business or employee relationships resulting from the announcement, pendency, or completion of the Proposed Transaction; the ability of DoorDash and Instacart to retain and hire key personnel; economic, financial, social, or political conditions that could adversely affect DoorDash or Instacart; the macroeconomic environment and geopolitical uncertainty; competition; changes in legislation or governmental regulations; legal proceedings and regulatory matters and developments; and DoorDash’s and Instacart’s respective brands and reputations. The forward-looking statements contained in this Current Report are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in the filings of DoorDash and Instacart with the Securities and Exchange Commission (the “SEC”), including DoorDash’s and Instacart’s respective Annual Reports on Form 10-K for the year ended December 31, 2025 and quarterly reports on Form 10-Q filed thereafter, as well as in the registration statement on Form S-4 and the proxy statement/prospectus described below when they become available. All forward-looking statements in this Current Report are based on information available to DoorDash and Instacart and assumptions and beliefs as of the date hereof, and each of DoorDash and Instacart disclaims any obligation to update any forward-looking statements, except as required by law.

Important Additional Information Will Be Filed with the SEC and Where to Find It

In connection with the Proposed Transaction, DoorDash intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”) to register the shares of DoorDash common stock to be issued in connection with the Proposed Transaction. The Registration Statement will include a proxy statement of Instacart that also constitutes a prospectus of DoorDash (the “proxy statement/prospectus”). Each of DoorDash and Instacart may also file other relevant documents with the SEC regarding the Proposed Transaction. After the Registration Statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to stockholders of Instacart as of the record date established for voting on the Proposed Transaction. This Current Report is not a substitute for the Registration Statement, the proxy statement/prospectus, or any other document that DoorDash or Instacart may file with the SEC in connection with the Proposed Transaction. INVESTORS AND SECURITY HOLDERS OF DOORDASH AND INSTACART ARE URGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT/PROSPECTUS AND DOCUMENTS INCORPORATED THEREIN BY REFERENCE, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DOORDASH, INSTACART, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO, AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the Registration Statement and the proxy statement/prospectus (when available), as each may be amended or supplemented from time to time, and other documents containing important information about DoorDash, Instacart, and the Proposed Transaction, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by DoorDash, including the proxy statement/prospectus (when available), will be available free of charge on DoorDash’s investor relations website at ir.doordash.com. Copies of the documents filed with the SEC by Instacart, including the proxy statement/prospectus (when available), will be available free of charge on Instacart’s investor relations website at investors.instacart.com.

Participants in the Solicitation

DoorDash, Instacart, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Instacart’s stockholders in respect of the Proposed Transaction under the rules of the SEC. Information about the directors and executive officers of DoorDash, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in DoorDash’s Annual Report on Form 10-K for the year ended December 31, 2025, its definitive proxy statement on Schedule 14A for its 2026 Annual Meeting of Stockholders, and its definitive information statement on Schedule 14C filed with the SEC on August 27, 2026 (including the beneficial ownership information set forth therein), each filed with the SEC. Information about the directors and executive officers of Instacart, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Instacart’s Annual Report on Form 10-K for the year ended December 31, 2025 and its definitive proxy statement on Schedule 14A for its 2026 Annual Meeting of Stockholders, each filed with the SEC. To the extent holdings of securities by the directors and executive officers of DoorDash or Instacart have changed from the amounts reflected therein, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3, Statements of Changes in Beneficial Ownership on Form 4, or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 subsequently filed with the SEC.

Other information regarding the interests of participants in the proxy solicitation, which may differ from the interests of DoorDash and Instacart stockholders generally, will be contained in the Registration Statement, the proxy statement/prospectus, and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Investors and security holders should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from DoorDash or Instacart using the sources indicated above.

No Offer or Solicitation

This Current Report is for informational purposes only and is not intended to and shall not constitute an offer to sell, buy or exchange, or the solicitation of an offer to sell, subscribe for, buy, or exchange any securities, or a solicitation of any vote or approval, in any jurisdiction, nor shall there be any sale, issuance, exchange, or transfer of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities, including the shares of DoorDash common stock to be issued as part of the merger consideration in the Proposed Transaction, shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOORDASH, INC.

By:
Date: October 29, 2026	/s/ Tony Xu
Name: Tony Xu
Title: Chief Executive Officer